UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   _____July 7, 2006

LSB INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma      73107
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(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code       (405) 235-4546

Not applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

The U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”) previously conducted an investigation at Chemex I Corp., formerly known as Slurry Explosive Corporation (“Chemex I”), a subsidiary of LSB Industries, Inc. (the “Company”). In August 2003, the Company learned that a federal grand jury for the District of Kansas was investigating Chemex I and certain of its former employees relating to the alleged violations of explosive storage and related regulations at its Hallowell, Kansas Facility. The foregoing was previously reported by the Company.

Following negotiations with the Assistant U.S. Attorney, on July 7, 2006, Chemex I entered into a Plea Agreement with the U. S. Government. Under the terms of the Plea Agreement, Chemex I pled guilty to one misdemeanor count of violating storage regulations and agreed to pay the amount of $50,000 to the U.S. Government. The U.S. District Court approved the Plea Agreement on July 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2006

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and
Chief Financial Officer